Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND-QUARTER 2019 FINANCIAL RESULTS AND

COMPLETION OF TWO ACQUISITIONS

Revenues Increase 14.0 % to $149.7 million

Net Income Increases 27.8% to $5.5 Million or $0.41 per Diluted Share,

and Adjusted Diluted Earnings per Share of $0.56

Adjusted EBITDA Increases 12.9% to $12.8 Million

Same-Store Sales Increase 5.9%

Acquires Alliance Home Health Care, LLC and Assets of Foremost Home Care, Inc.

Frisco, Texas (August 5, 2019) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced its financial results for the second quarter and six months ended June 30, 2019.

Net service revenues were $149.7 million for the second quarter of 2019, up 14.0% from $131.3 million for the second quarter of 2018. Net income was $5.5 million, up 27.8% compared with $4.3 million for the second quarter of 2018, while net income per diluted share was $0.41, compared with $0.36 per diluted share for the prior-year period. Adjusted net income per diluted share grew 12.0% to $0.56 for the second quarter of 2019 from $0.50 for the second quarter of 2018.

Adjusted net income per diluted share for the second quarter of 2019 excludes M&A expenses of $0.04, restructuring, severance and other costs of $0.02, and stock-based compensation expense of $0.09. Adjusted net income per diluted share for the second quarter of 2018 excludes M&A expenses of $0.03, restructuring, severance and other costs of $0.04, and stock-based compensation expense of $0.07. Adjusted EBITDA increased 12.9% to $12.8 million for the second quarter of 2019 from $11.3 million for the second quarter of 2018. (See page 8 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For the first six months of 2019, net service revenues increased 20.0% to $288.9 million from $240.7 million for the prior-year period. Net income increased 12.8% to $10.4 million for the first six months of 2019 compared with $9.2 million for the same period in 2018, and net income per diluted share was $0.77 compared with $0.78 per diluted share. Adjusted net income increased 31.4% to $14.4 million for the first six months of 2019 compared with $11.0 million for the prior-year period, while adjusted net income per diluted share grew 15.1% to $1.07 from $0.93. Adjusted EBITDA increased 17.4% to $23.6 million for the first six months of 2019 from $20.1 million for the first six months of 2018.

Dirk Allison, President and Chief Executive Officer, commented, “We are proud of our solid financial and operating results for the second quarter, reflecting continued growth through the first half of 2019. Our second-quarter revenues reflected a strong increase in same-store revenue of 5.9%, exceeding our target range of 3% to 5%. We continue to see increasing demand for our services, and these favorable trends have supported our organic growth in our current operations. In particular, we saw a higher revenue contribution from our New York market as the state-led narrowing of the provider network has progressed.”

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ADUS Announces Second Quarter 2019 Financial Results

August 5, 2019

At June 30, 2019, the Company had cash of $54.8 million and bank debt of $39.6 million, while availability under its revolving credit facility was $141.9 million. Net cash used in operating activities was $0.9 million for the second quarter of 2019.

Acquisition of Alliance Home Health Care And Assets Of Foremost Home Care

On August 1, Addus acquired Alliance Home Health Care, LLC, and its affiliate, House Calls of New Mexico, LLC, each located in New Mexico. The companies have combined annual revenues of approximately $19.0 million, with 60% of those revenues derived from hospice care and 20% from each of personal care and home health care services. With locations strategically placed across New Mexico, these additions will expand the Company’s service area in the state and provide additional market coverage.

Also on August 1, the Company acquired the operating assets of Foremost Home Care, Inc., a New York City-based personal care provider with annual revenues of approximately $6.0 million. The Foremost acquisition will support the Company’s growth in the important New York City market area.

The aggregate purchase price of approximately $24.0 million for both Foremost and Alliance acquisitions was funded through a combination of the Company’s revolving credit facility and available cash.

Mr. Allison added, “Our latest acquisitions are both excellent strategic fits for Addus and will further extend our market reach in their respective regions. As previously announced, we also completed the acquisition of VIP Health Care Services, a New York City-based personal care services provider, on June 1, 2019, and the integration process is going well. With annual revenues of approximately $50.0 million, we are excited about the added contribution from VIP as we expand coverage in one of our largest markets. Our development team has done an outstanding job identifying acquisition opportunities that we believe will enhance our operations and continue to drive our long-term growth and importantly, we have the financial capability to execute this strategy. Our pipeline remains robust, and, as a leading provider of comprehensive home care services, we believe we are well-positioned for continued growth. We look forward to the opportunities that lie ahead for Addus.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, and severance and other costs. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, and severance and other costs. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces Second Quarter 2019 Financial Results

August 5, 2019

Conference Call

Addus will host a conference call on Tuesday, August 6, 2019, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 8286444. A telephonic replay of the conference call will be available through midnight on August 20, 2019, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 8286444.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 40,000 consumers through 162 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Announces Second Quarter 2019 Financial Results

August 5, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net service revenues	$149,692	$131,258	$288,946	$240,734
Cost of service revenues	109,222	95,515	210,902	177,058

Gross profit	40,470	35,743	78,044	63,676
	27.0%	27.2%	27.0%	26.5%
General and administrative expenses	30,222	26,495	59,479	48,032
Depreciation and amortization	2,535	2,335	4,609	4,142

Total operating expenses	32,757	28,830	64,088	52,174

Operating income from continuing operations	7,713	6,913	13,956	11,502
Total interest expense, net	585	1,350	988	(62)

Income before income taxes	7,128	5,563	12,968	11,564
Income tax expense	1,610	1,245	2,588	2,360

Net income	$5,518	$4,318	$10,380	$9,204

Net income per diluted share	$0.41	$0.36	$0.77	$0.78

Weighted average number of common shares outstanding—diluted	13,433	11,838	13,413	11,767

Cash Flow Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net cash (used in) provided by operating activities	$(881)	$5,888	$(4,078)	$20,164
Net cash (used in) investing activities	(30,798)	(59,772)	(31,804)	(63,471)
Net cash provided by financing activities	20,301	59,695	20,268	58,770

Net change in cash	(11,378)	5,811	(15,614)	15,463
Cash at the beginning of the period	66,170	63,406	70,406	53,754

Cash at the end of the period	$54,792	$69,217	$54,792	$69,217

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ADUS Announces Second Quarter 2019 Financial Results

August 5, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2019	2018
Assets
Current assets
Cash	$54,792	$69,217
Accounts receivable, net	132,764	103,351
Prepaid expenses and other current assets	9,148	5,918

Total current assets	196,704	178,486

Property and equipment, net	11,428	8,398

Other assets
Goodwill	145,812	133,082
Intangible assets, net	36,480	28,090
Operating lease assets	18,260	—

Total other assets	200,552	161,172

Total assets	$408,684	$348,056

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,230	$10,204
Accrued expenses	19,087	10,039
Accrued payroll	22,162	21,859
Accrued workers compensation	13,890	14,245
Current portion of long-term debt, net of debt issuance costs	955	2,494
Current portion of contingent earn-out obligation	—	847

Total current liabilities	69,324	59,688

Long-term debt, less current portion, net of debt issuance costs	36,231	99,358
Long-term lease liability, less current portion	12,929	—
Deferred tax liabilities, net	617	946
Other long-term liabilities	242	427

Total long-term liabilities	50,019	100,731

Total liabilities	119,343	160,419

Total stockholders’ equity	289,341	187,637

Total liabilities and stockholders’ equity	$408,684	$348,056

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ADUS Announces Second Quarter 2019 Financial Results

August 5, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Personal Care	$138,254	$125,086	$266,895	$234,562
Hospice	8,437	4,649	16,354	4,649
Home Health	3,001	1,523	5,697	1,523

Total Revenue	$149,692	$131,258	$288,946	$240,734

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ADUS Announces Second Quarter 2019 Financial Results

August 5, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
General
Adjusted EBITDA (in thousands) (1)	$12,801	$11,341	$23,592	$20,103
States served at period end	—	—	24	25
Locations at period end	—	—	162	157
Employees at period end	—	—	32,473	31,835

Personal Care
Average billable census—same store (2)	36,726	35,094	36,573	35,050
Average billable census—acquisitions (3)	2,300	2,655	2,188	2,691
Average billable census total	39,026	37,749	38,761	37,741
Billable hours (in thousands)	7,269	6,828	14,133	12,858
Average billable hours per census per month	61.6	59.8	60.3	56.5
Billable hours per business day	111,829	105,053	109,557	98,910
Revenues per billable hour	$19.02	$18.32	$18.88	$18.24

Hospice
Admissions	474	250	985	250
Average daily census	611	541	593	541
Average length of stay	126.7	157.8	121.5	157.8
Patient days	54,807	32,600	106,531	32,600
Revenue per patient day	$153.94	$142.60	$153.52	$142.60

Home Health
New Admissions	700	388	1,415	388
Recertifications	543	369	1,185	369
Total Volume	1,243	757	2,600	757
Visits	24,157	12,857	43,711	12,857

Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	54.3%	57.9%	55.1%	59.4%
Managed care organizations	39.1	34.6	38.3	34.8
Private duty	3.8	4.5	3.8	4.0
Commercial	1.5	1.5	1.5	1.0
Other	1.3	1.5	1.3	0.8

Hospice
Medicare	92.6%	93.7%	92.9%	93.7%
Managed care organizations	5.6	6.3	5.1	6.3

Other	1.8	—	2.0	—
Home Health
Medicare	81.2%	92.2%	81.4%	92.2%
Managed care organizations	15.9	7.1	15.6	7.1
Other	2.9	0.7	3.0	0.7

(1)

We define Adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)	Exited sites would have reduced same store census for the three months ended June 30, 2018 by 0 and the six months ended June 30, 2018 by 14.
(3)

The average billable census in acquisitions of 2,335 for the three and six months ended June 30, 2018 was reclassified to average billable census—same stores for comparability purposes. The average billable census for the three and six months ended June 30, 2019 was prorated for the date of the acquisition.

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ADUS Announces Second Quarter 2019 Financial Results

August 5, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA to Net Income:(1)
Net income	$5,518	$4,318	$10,380	$9,204
Interest expense, net	585	1,350	988	2,192
Interest income from Illinois	—	—	—	(2,253)
Income tax expense	1,610	1,245	2,588	2,360
Depreciation and amortization	2,535	2,335	4,609	4,142
M&A expenses	741	530	1,237	1,532
Stock-based compensation expense	1,482	997	2,715	1,856
Restructure and severance costs	330	566	1,075	1,070

Adjusted EBITDA	$12,801	$11,341	$23,592	$20,103

Reconciliation of Adjusted Net Income to Net Income:(2)
Net income	$5,518	$4,318	$10,380	$9,204
Interest income from Illinois, net of tax	—	—	—	(1,790)
M&A expenses, net of tax	571	420	990	1,218
Stock-based compensation expense, net of tax	1,140	792	2,172	1,476
Restructuring and severance costs, net of tax	253	450	860	852

Adjusted Net Income	$7,482	$5,980	$14,402	$10,960

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share:(3)
Net income per diluted share	$0.41	$0.36	$0.77	$0.78
Interest income from Illinois per diluted share	—	—	—	(0.15)
M&A expenses per diluted share	0.04	0.03	0.07	0.10
Restructure and severance cost per diluted share	0.02	0.04	0.07	0.07
Stock-based compensation expense per diluted share	0.09	0.07	0.16	0.13

Adjusted net income per diluted share	$0.56	$0.50	$1.07	$0.93

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues:(4)
Net service revenues	$149,692	$131,258	$288,946	$240,733
Revenues associated with the closure of certain sites	—	8	—	2

Adjusted net service revenues	$149,692	$131,266	$288,946	$240,735

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs and gain on the sale of ADS. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense and restructure expense, severance and other costs and gain on the sale of ADS. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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